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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: October 23, 2003

                                  VisiJet, Inc.
             (Exact name of the Company as specified in its charter)

         Delaware                    0--256111                  33-0838660
(State or other jurisdiction       (Commission                (IRS Employer
    of incorporation)               File Number)            Identification No.)

                          192 Technology Drive, Suite Q
                            Irvine, California 92618
                    (Address of principal executive offices)

              The Company's telephone number, including area code:
                                  949-450-1660


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Item 5.  Other Events and Regulation FD Disclosure

       On October 23, 2003 VisiJet, Inc. Board of Directors met to discuss expansion of the number of directors pursuant to Section 2.1 of the Bylaws that provides for between three to nine directors, with the exact number to be fixed from time to time by the Board. The Board voted and agreed to expand and fix the number of directors at seven. The Board also voted and appointed Randy Bailey, President and CEO of VisiJet, Inc., and Laurence Schreiber, COO and Treasurer of VisiJet, Inc., to the Board of Directors, effective immediately. The two remaining vacancies will be filled at a later date.


Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                   VisiJet, Inc., a Delaware
                                   corporation

                                   By: /s/ Laurence Schreiber
                                       -----------------------------
                                       Laurence Schreiber, Secretary

Date:  October 23, 2003